UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 13, 2015

Date of Report

(Date of earliest event reported)

FONU2 INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-49652	65-0773383
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employee I.D. No.)

135 Goshen Road Ext., Suite 205

Rincon, GA 31326

(Address of Principal Executive Offices)

(912) 655-5321

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 13, 2015, the Company entered a two year Service Agreement with Grodnik Aloe Productions LLC (“GAP”), and appointed Mary Aloe as Head of Film Packaging and Daniel Grodnik as Head of Film Production for the Company. Under the terms of the agreement, GAP will deliver fully packaged motion pictures to the Company and will be paid a fee (to be negotiated) of approximately $100,000 per picture with budgets up to $3 million. With each packaged motion picture deal, GAP will include the following; 1) foreign sales agreements, 2) debt/gap financing, 3) matching equity, 4) foreign and domestic distribution deals, 5) minimum guarantee, 6) entertainment trade press, and 7) film festival submissions, negotiations, sponsorships etc.

GAP will also provide the following services:

i)	Introduce the Company to hedge funds, equity funds, debt funds, gap funds, production services companies, foreign sales agents and domestic distributors to expand the Company’s business and relationships.

ii)	“Run point” for the packaging of Above-the Line talent, director… for each Picture subject to the approval of the Company.

iii)	Introduce the Company to a) major studio talent looking for independent projects b) independent film divisions of major studios and c) top independent film agents, managers, actors, directors and producers;

iv)	Develop relationships between the Company and film festivals and assist with festival applications and submissions;

v)	Create awareness of the Company at highest level of the independent film community;

vi)	Obtain and negotiate the foreign sales agency deals and source the domestic distribution deal and assist with foreign and domestic sales analysis;

vii)	Assist with and packaging of talent director, writers,

viii)	Assist with Cyber-scouting

ix)	Assist with the preparation of the budget, top sheets

x)	Assist with the hiring of key crew, including for example, the DP, the production designer, the director.

xi)	Assist with product placement, vertical integration, and ancillary exploitations.

Daniel Grodnik is also Chairman and CEO of Mass Hysteria Entertainment Company, Inc., an independent public company, and will continue to perform those services for that company.

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Item 3.02 – Unregistered Sales of Equity Securities

On November 19, 2015, the Company issued 33,027,213 shares of common stock to LG Capital, LLC on a partial conversion of a convertible note in the value of $2,014.66 ($0.000061 / share). This issuance of shares was exempt under Section 4(a)(2) of the Securities Act.

On November 19, 2015, the Company issued 10,997,000 shares of common stock to HGT Capital, LLC on a partial conversion of a convertible note in the value of $681.81 ($0.000062 / share). This issuance of shares was exempt under Section 4(a)(2) of the Securities Act.

On November 19, 2015 the Company issued 26,000,000 shares of common stock to Coventry Enterprises LLC on a partial conversion of a convertible note in the value of $1,430.00 ($0.00006 / share). This issuance of shares was exempt under Section 4(a)(2) of the Securities Act.

As of November 20, 2015, there are 714,418,709 common shares issued and outstanding.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

FONU2 INC., a Nevada corporation

Date: November 20, 2015	By:	/s/ Roger Miguel
Roger Miguel, Chief Executive Officer

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